Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the year ended December 31, 2005 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the "Exchange Act") and section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann Murtlow, President and Chief Executive Officer and Frank P. Marino, Vice President and Chief Financial Officer of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of his or her knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann D. Murtlow	/s/ Frank P. Marino
Ann D. Murtlow	Frank P. Marino
President and Chief Executive Officer	Vice President and Chief Financial Officer

March 28, 2006	March 28, 2006